Exhibit 99.1

Contact:
Randy Gottfried	Chris Danne
Chief Financial Officer	chris@blueshirtgroup.com
Riverbed Technology, Inc.	The Blueshirt Group
415-247-6397	415-217-7722

Riverbed Technology, Inc. Reports Record Fourth Quarter and Full Year

2006 Financial Results

•	Quarterly Revenues Increase by 37% Sequentially and 219% Year-Over-Year

•	Over 300 New Customers Added

San Francisco, CA, February 7, 2007 – Riverbed Technology, Inc. (Nasdaq: RVBD), the performance leader in wide-area data services (WDS), today released financial results for the fourth quarter and full year ended December 31, 2006.

Revenues for the fourth quarter of 2006 were $33.8 million, which represents a sequential increase of 37% from the immediately preceding quarter and a year-over-year increase of 219% from the fourth quarter of last year. The net loss on a GAAP basis for the fourth quarter of 2006 was $2.4 million, or $0.04 per share, compared to a net loss of $3.1 million, or $0.16 per share, in the third quarter of 2006 and a net loss of $4.7 million, or $0.43 per share, in the fourth quarter of 2005. Riverbed’s fourth quarter of 2006 GAAP results included $4.8 million of non-cash stock-based compensation expenses.

Excluding the impact of stock-based compensation in all periods, assuming preferred shares were converted as of the later of their issuance or the beginning of the respective periods, and including dilutive shares in the fourth quarter of 2006, the non-GAAP net income for the fourth quarter of 2006 was $2.4 million, or $0.03 per share, compared to a non-GAAP net loss of $1.0 million, or $0.02 per share, in the third quarter of 2006 and a non-GAAP net loss of $4.2 million, or $0.09 per share, in the fourth quarter of 2005.

Revenues for the year ended December 31, 2006 were $90.2 million, a 293% increase from $22.9 million in the prior year. The GAAP net loss for the full year 2006 was $15.8 million, or $0.59 per share, which compares with a GAAP net loss of $17.4 million, or $1.85 per share, in 2005.

“Our early and rapid success in the WDS market is testament to our innovative technology, strong competitive position and the business-critical need for wide-area data solutions,” noted Jerry Kennelly, Riverbed® president and chief executive officer. “As market acceptance and understanding of the capabilities of WDS grows, the Global 2000 are embracing our solutions to overcome the competing demands of globalization and IT centralization.”

“The fourth quarter of 2006 marked the first quarter in which Riverbed was profitable on a non-GAAP basis, demonstrating the operating leverage in our model,” said Randy Gottfried, Riverbed chief financial officer.

2006 Highlights

Riverbed’s focus on delivering industry-leading performance, scalability, and simplicity to distributed organizations of all sizes was reflected in a number of key business initiatives and milestones.

•

Initial public offering—Riverbed successfully completed its initial public offering, raising $87.5 million, net of underwriting discounts and other transaction expenses. Riverbed’s IPO was the best performing IPO of 2006 as reported in the Wall Street Journal.

•

Industry recognition—Riverbed’s Steelhead® Appliance product family was recognized for its excellence by many well-respected trade publications in 2006, including InfoWorld (the Best WAN Accelerator of 2006 and 2007), Byte and Switch (Best WAN Accelerator), Network Computing (Well-Connected Award, Remote Office Solution), and eWeek (Excellence Award, Top Products of 2006, and Top Five Storage Developments of the Year). In addition, Gartner positioned the company in the Leaders quadrant in the “WAN Optimization Controller Magic Quadrant” published in October 2006 and authored by Andy Rolfe and Joe Skorupa. This report positions vendors in one of four quadrants based on the companies’ vision and ability to execute on that vision.

•

Product innovation—Riverbed expanded its product line both at the high- and low-ends of the market, providing customers with the speed, scale and simplicity needed to meet the demands of a decentralized workforce and centralized data. The company began shipping the next generation of the Riverbed Optimization System (RiOS™), version 3.0, as well as the Interceptor™ appliance and eight new Steelhead appliances that deliver high scalability and acceleration for up to one million simultaneous connections at 4 Gbps throughput. In addition, the company introduced two new smaller-scale Steelhead appliances that meet the needs of small remote offices and large-scale deployments.

•

Expanded patent portfolio—Riverbed was awarded a patent on its core WDS technology. This system patent is the foundation for Riverbed’s proven technology for speeding application performance by 5x to 50x and in some cases up to 100x and addresses the limitations of geography for global businesses.

•	New customer growth—Riverbed rapidly grew its customer base in 2006. In January, the company announced its 500th customer and by end of year had over 1,600 customers.

•	Customer Wins—Riverbed expanded its success with customers to global brands, announcing Liz Claiborne, Hilton Grand Vacations, Asiana Airlines, the UK Royal Navy and LG Electronics.

•	Global Expansion—Riverbed expanded its presence in 2006, establishing additional offices worldwide.

Conference Call Information

Riverbed will host a conference call for analysts and investors to discuss its fourth quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.riverbed.com. Following the webcast, an archived version will be available on the website for 30 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11081943. International parties can access the replay at 303-590-3000 and should enter passcode 11081943.

About Riverbed

Riverbed Technology is the performance leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to Riverbed’s ability to meet the needs of distributed organizations, grow market share or grow the market as a whole. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on October 31, 2006, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that follow it. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter results, including an estimate of non-GAAP earnings for 2007 that excludes non-cash stock-based compensation expenses related to employee stock options and purchases of common stock under our Employee Stock Purchase Plan. We cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

A copy of this press release can be found on the investor relations page of Riverbed’s website at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

Condensed Consolidated Statements of Operations

In thousands, except per share amounts

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	(unaudited)
Revenue:
Product	$26,798	$8,467	$70,967	$17,759
Support and services	4,930	910	12,315	1,925
Ratable product and related support and services	2,097	1,228	6,925	3,257

Total revenue	33,825	10,605	90,207	22,941

Cost of revenue:
Cost of product	8,927	2,584	23,504	5,843
Cost of support and services	1,897	543	4,748	1,276
Cost of ratable product and related support and services	456	493	1,900	1,475

Total cost of revenue	11,280	3,620	30,152	8,594

Gross profit	22,545	6,985	60,055	14,347

Operating expenses:
Sales and marketing	16,312	7,364	48,080	19,722
Research and development	6,503	2,761	19,215	8,108
General and administrative	3,279	1,438	9,294	3,531

Total operating expenses	26,094	11,563	76,589	31,361

Operating loss	(3,549)	(4,578)	(16,534)	(17,014)

Other income (expense) net	1,286	(114)	992	(77)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(2,263)	(4,692)	(15,542)	(17,091)
Provision for income taxes	148	33	303	55

Loss before cumulative effective of chance in accounting principle	(2,411)	(4,725)	(15,845)	(17,146)
Cumulative effect of change in accounting principle	—	—	—	280

Net loss	$(2,411)	$(4,725)	$(15,845)	$(17,426)

Net loss per share, basic and diluted	$(0.04)	$(0.43)	$(0.59)	$(1.85)

Shares used in computing basic and diluted net loss per share	63,452	10,989	26,977	9,401

Stock-based compensation expense included in above:
Cost of support and services	$322	$18	$520	$40
Sales and marketing	2,447	205	4,636	482
Research and development	1,363	170	2,541	397
General and administrative	654	161	1,521	368

Total stock-based compensation expense	$4,786	$554	$9,218	$1,287

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended December 31, 2006				Twelve months ended December 31, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Reconciliation of gross profit
Total revenue	$33,825	$—		$33,825	$90,207	$—		$90,207
Total cost of revenue	11,280	(322	) a	10,958	30,152	(520	) a	29,632

Gross profit	$22,545	$322		$22,867	$60,055	$520		$60,575

Reconciliation of operating expenses:
Sales and marketing	$16,312	$(2,447	) a	$13,865	$48,080	$(4,636	) a	$43,444
Research and development	6,503	(1,363	) a	5,140	19,215	(2,541	) a	16,674
General and administrative	3,279	(654	) a	2,625	9,294	(1,521	) a	7,773

Total operating expenses	$26,094	$(4,464)		$21,630	$76,589	$(8,698)		$67,891

Reconciliation of operating income (loss), net income (loss) and net income (loss) per share:
Operating income (loss)	$(3,549)	$4,786		$1,237	$(16,534)	$9,218		$(7,316)
Net income (loss)	$(2,411)	$4,786		$2,375	$(15,845)	$9,218		$(6,627)
Net income (loss) per share, basic	$(0.04)			$0.04	$(0.59)			$(0.12)
Net income (loss) per share, diluted	$(0.04)			$0.03	$(0.59)			$(0.12)

Shares used in computing basic net income (loss) per share	63,452	—		63,452	26,977	28,26	4 c	55,241
Shares used in computing diluted net income (loss) per share	63,452	8,08	8 b	71,540	26,977	28,26	4 c	55,241

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Riverbed uses non-GAAP measures of operating results, net loss and net loss per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as of the later of the date of their issuance or the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(b)	Represents options to purchase common stock that were excluded from diluted earnings per share on a GAAP basis because we reported a net loss and including such options would have an antidilutive effect. These options are included in non-GAAP diluted shares outstanding because on a non-GAAP basis, we have net income.

(c)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the later of their issuance or the beginning of the applicable period. Convertible preferred shares were converted into common shares as of September 20, 2006, the effective date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended December 31, 2005				Twelve months ended December 31, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Reconciliation of gross profit:
Total revenue	$10,605	$—		$10,605	$22,941	$—		$22,941
Total cost of revenue	3,620	(18	) a	3,602	8,594	(40	) a	8,554

Gross profit	$6,985	$18		$7,003	$14,347	$40		$14,387

Reconciliation of operating expenses:
Sales and marketing	$7,364	$(205	) a	$7,159	$19,722	$(482	) a	$19,240
Research and development	2,761	(170	) a	2,591	8,108	(397	) a	7,711
General and administrative	1,438	(161	) a	1,277	3,531	(368	) a	3,163

Total operating expenses	$11,563	$(536)		$11,027	$31,361	$(1,247)		$30,114

Reconciliation of operating loss, net loss and net loss per share:
Operating loss	$(4,578)	$554		$(4,024)	$(17,014)	$1,287		$(15,727)
Net loss	$(4,725)	$554		$(4,171)	$(17,426)	$1,287		$(16,139)
Net loss per share, basic and diluted	$(0.43)			$(0.09)	$(1.85)			$(0.36)

Shares used in computing basic and diluted net loss per share	10,989	35,704	b	46,693	9,401	35,704	b	45,105

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(b)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the later of their issuance or the beginning of the applicable period. Convertible preferred shares were converted into common shares as of September 20, 2006, the effective date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$105,330	$10,410
Marketable securities	3,999	—
Trade receivables, net	18,148	5,357
Other receivables	118	128
Inventory	7,452	3,530
Prepaid expenses and other current assets	5,438	1,650

Total current assets	140,485	21,075

Fixed assets, net	7,718	2,324
Other assets	2,566	245

Total assets	$150,769	$23,644

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,113	$3,970
Current portion of long-term debt	—	1,250
Accrued compensation and related benefits	8,285	2,880
Other accrued liabilities	2,931	1,079
Preferred stock warrant liability	—	594
Deferred revenue	16,837	4,891

Total current liabilities	39,166	14,664

Long-term debt, net of current portion	—	1,211
Deferred revenue non-current	2,245	708
Other long-term liabilities	378	587

Total long-term liabilities	2,623	2,506

Convertible preferred stock	—	36,385

Stockholders’ equity (deficit):
Common stock and additional paid-in-capital	162,033	10,130
Deferred stock-based compensation	(5,704)	(8,495)
Accumulated deficit	(47,333)	(31,488)
Accumulated other comprehensive loss	(16)	(58)

Total stockholders’ equity (deficit)	108,980	(29,911)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$150,769	$23,644

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

	Twelve months ended December 31,
	2006	2005
Operating activities:
Net loss	$(15,845)	$(17,426)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,037	831
Stock-based compensation	9,218	1,287
Amortization of warrants	39	21
Revaluation of warrants to fair value	644	230
Cumulative effect of change in accounting principle	—	280
Provision of trade receivable allowances	474	75
Changes in operating assets and liabilities
(Increase) in trade receivables	(13,266)	(4,049)
(Increase) in inventory	(5,186)	(2,901)
(Increase) in prepaid expenses and other assets	(3,887)	(1,295)
Increase in accounts payable and other current liabilities	12,362	5,673
Increase in income taxes payable	224	50
Increase in deferred revenue	13,483	4,719

Net cash provided by (used in) operating activities	297	(12,505)

Investing activities:
Capital expenditures	(5,110)	(2,259)
Purchase of available for sale securities	(3,999)	—
Increase in other assets	(1,400)	(142)

Net cash used in investing activities	(10,509)	(2,401)

Financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	19,915	—
Proceeds from initial public offering, net of issuance costs	87,496	—
Proceeds from issuance of common stock, net of repurchases	179	922
Payments of debt	(2,500)	—
Proceeds from issuance of debt	—	1,066

Net cash provided by financing activities	105,090	1,988
Effect of exchange rate changes on cash and cash equivalents	42	(52)

Net increase (decrease) in cash and cash equivalents	94,920	(12,970)
Cash and cash equivalents at beginning of period	10,410	23,380

Cash and cash equivalents at end of period	$105,330	$10,410